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                                                                    Exhibit 99.5

                             Consent of Person Named
                          as About to Become a Director



        Pursuant to Rule 438 promulgated under the Securities Act of 1933, the undersigned, who has agreed to serve as a member of the Board of Directors of NM Acquisition Corp. (the "Company") hereby grants the Company consent to use his name in its Registration Statement on Form S-4 and all amendments, including post-effective amendments, to the Registration Statement.

Dated: April 13, 2000


                                                   /s/ PETER C. WAAL
                                                   ------------------
                                                   Peter C. Waal